UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2007, the Compensation Committee of the Board of Aspen Insurance Holdings Limited (the ‘‘Company’’ or ‘‘Aspen’’) approved a change in Mr. Julian Cusack’s housing allowance from $144,000 per year to $180,000 per year (equivalent to $15,000 per month) beginning November 1, 2007. Mr. Cusack was formerly Aspen’s Chief Financial Officer and remains the Chairman and Chief Executive Officer of Aspen Insurance Limited, the Company’s Bermudian operating subsidiary.

Section 9. Financial Statements and Exhibits

Item 9.01 − Financial Statements and Exhibits

(d)	The following exhibit is filed under Item 5.02 as part of this report:

10.1	Letter agreement between Aspen Insurance Limited and Julian Cusack, dated November 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: November 5, 2007	By: /s/ Richard Houghton
Name: Richard Houghton Title: Chief Financial Officer